UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Renaissance House

12 Crow Lane

Pembroke, HM19 Bermuda

(Address of principal executive office)

(441) 295-4513

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 28, 2015, RenaissanceRe Holdings Ltd. (the “Company”) issued a press release announcing that its joint venture DaVinciRe Holdings Ltd. (“DaVinciRe”) has agreed to sell in a private debt offering $150 million aggregate principal amount of 4.750% Senior Notes due 2025 (the “Offering”). DaVinciRe intends to use the net proceeds from the offering to repay a $100 million loan from the Company, and to use the remaining net proceeds to repurchase its shares or for general corporate purposes. The press release announcing the pricing of the Offering is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
.

The following exhibits are filed as part of this report:

Exhibit #	Description

99.1	Press Release, dated April 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date: April 30, 2015	By:	/s/ Stephen H. Weinstein
Name: Stephen H. Weinstein
Title: Senior Vice President, General Counsel & Corporate Secretary

INDEX TO EXHIBITS

Exhibit #	Description

99.1	Press Release, dated April 28, 2015